FORM 8-K



                       Securities and Exchange Commission

                             Washington, D.C. 20549



                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934



            Date of Report (Date of earliest event reported) 6/10/98



                                 GLOBALINK, INC.
             (Exact Name of Registrant as specified in its Charter)




     Delaware                      33-60296                  54-1473222
 (State or other               (Commission File            (IRS Employer
  Jurisdiction of                   Number)                Identification
  Incorporation)                                               Number)




9302 Lee Highway, 12th Floor, Fairfax, Virginia                        22031
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)



Registrant's Telephone Number, including area code: 703-273-5600

Item 2.           Acquisition or Disposition of Assets

Pursuant to the Unit Purchase Agreement dated June 10, 1998, the Company sold 22 Units at $100,000 per Unit for aggregate consideration of $2,200,000 to 26 individual accredited investors.

Each Unit consists of a $100,000 principal amount 10% Convertible Debenture (the "Debenture") and 23,000 common stock purchase warrants (the "Warrants") to purchase 23,000 shares of common stock of the Company (the "Common Stock") at an exercise price of $2.50 per share of Common Stock for a period of five years from the date of closing.

The holders of the Debentures shall have the right, at any time, to convert all or part of the principal amount of each Debenture, but not interest accrued thereon, into shares of Common Stock at a price, subject to adjustment, equal to $2.00 per share. The Debentures may be redeemed in full, but not in part, by the Company after 25 months if the closing bid price of Common Stock is at least $4.00 per share for 20 consecutive trading days. On June 10, 2003, any outstanding Convertible Debentures shall automatically convert into shares of Common Stock. Interest on each Debenture shall accrue at a rate of 10% per annum and is payable in cash annually.

Each Warrant will entitle the holder to purchase on share of Common Stock ("Warrant Shares") during the five-year period commencing on the date of closing at a price, subject to adjustment, equal to $2.50 per share. The terms of the Warrants also allow the holders to make a cashless exercise. The Company may redeem the Warrants at any time after the 25-month anniversary from the closing for a redemption price of $.01 per Warrant, if the closing bid price per share of Common Stock has been at or above 200% of the exercise price for 20 consecutive trading days.

The Company agreed to pay to M.H. Meyerson & Co., Inc., the placement agent for the transaction, a fee equal to 10% of the aggregate Unit Purchase Price, or $220,000. In addition, the Company issued five year warrants to purchase 220,000 shares of Common Stock at an exercise price of $2.20, subject to adjustment.


The transaction is exempt from registration under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Item 7.           Financial Statements and Exhibits

                  Exhibits

                  4.1(f)            Form of 10% Convertible Debenture dated June
                                    10, 1998
                  4.1(g) Form of Warrant for the Purchase of Shares of Common Stock of Globalink, Inc., dated June 10, 1998
                  4.1(h) Form of Placement Agent Warrant for the Purchase of Shares of Common Stock of Globalink, Inc., dated June 10, 1998
                  10.01 Agency Agreement between M.H. Meyerson & Co., Inc., and the Company dated May 28, 1998


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 25, 1998               GLOBALINK, INC.



                                   By:/S/Mark A. Paiewonsky
                                      ---------------------
                                         Mark A. Paiewonsky
                                         Chief Financial &
                                         Accounting Officer